Exhibit 10(a)(xii)
Named Executive Officer Salaries

Name	Amount (Effective May 1, 2013)(1)
William R. Johnson	$1,300,000
Chairman, President, and Chief Executive Officer

Arthur B. Winkleblack	$675,000
Executive Vice President and Chief Financial Officer

David C. Moran	$685,000
Executive Vice President, President and Chief Executive Officer of Heinz North America and Global Infant/Nutrition

Christopher J. Warmoth	$620,000
Executive Vice President, Heinz Asia Pacific

David C. Woodward	$600,000
Executive Vice President, President and Chief Executive Officer of Heinz Europe

Michael D. Milone(2)	N/A
Retired Executive Vice President, Rest of World, Global ERM & Global Infant/Nutrition

(1)	The above salaries were not changed for Fiscal Year 2013.

(2)	Mr. Milone retired from the Company in June 2012.